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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-89775 on Form N-1A of our reports dated January 2, 2002 for Merrill Lynch Focus Twenty Fund, Inc. (the "Fund") and Master Focus Twenty Trust, both appearing in the November 30, 2001 Annual Report of the Fund, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 27, 2002